    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 1996

                                                           FILE NO. 33-________

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                             ASPEN TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


                MASSACHUSETTS                                04-2739697
       (State Or Other Jurisdiction Of                    (I.R.S. Employer
       Incorporation Or Organization)                    Identification No.)

                       TEN CANAL PARK, CAMBRIDGE, MA 02141
               (Address of Principal Executive Offices) (Zip Code)

                         ------------------------------

           ASPEN TECHNOLOGY, INC. 1995 EMPLOYEES' STOCK PURCHASE PLAN
             ASPEN TECHNOLOGY, INC. 1995 DIRECTORS STOCK OPTION PLAN
                  ASPEN TECHNOLOGY, INC. 1995 STOCK OPTION PLAN
                           (Full Titles of the Plans)

                         ------------------------------

                                LAWRENCE B. EVANS
                     CHAIRMAN OF THE BOARD OF DIRECTORS AND
                             CHIEF EXECUTIVE OFFICER
                             ASPEN TECHNOLOGY, INC.
                                 Ten Canal Park
                               Cambridge, MA 02141
                     (Name and address of Agent for Service)



                                 (617) 577-0100
           Telephone Number, Including Area Code, of Agent for Service

                         ------------------------------


                                    Copy to:

                             RICHARD M. HARTER, ESQ.
                            BINGHAM, DANA & GOULD LLP
                               150 Federal Street
                              Boston, MA 02110-1726
                                 (617) 951-8000


                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                              PROPOSED           PROPOSED
                                           AMOUNT             MAXIMUM             MAXIMUM           AMOUNT OF
       TITLE OF EACH CLASS OF               TO BE          OFFERING PRICE        AGGREGATE         REGISTRATION
    SECURITIES TO BE REGISTERED          REGISTERED          PER SHARE*       OFFERING PRICE*          FEE
- -------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value .....        1,654,685           $65.87           $108,994,101         $37,584.17
===================================================================================================================


* The proposed maximum offering price has been calculated in accordance with the provisions of Rule 457(h) based on the average of the high and low prices reported in the consolidated reporting system on September 5, 1996. It is not known how many shares, if any, will be purchased upon exercise of options granted under the Plans or at what price such shares will be purchased.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Aspen Technology, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement: (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995; (b) all reports previously filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's 1995 fiscal year; and (c) the description of the Common Stock contained in the Registrant's registration statement filed with the SEC under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which deregister all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS OR COUNSEL

         Richard M. Harter, Esq., a partner at the Registrant's legal counsel, Bingham, Dana & Gould LLP, is the Clerk of the Registrant and owns a total of 10,000 shares of Common Stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 67 of Chapter 156B of the Massachusetts General Laws provides a statutory framework covering indemnification of directors and officers against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers. In addition,
Article VII of the Registrant's By-Laws provides for indemnification of Directors, officers and employees of the Registrant. Section 67 and the Registrant's By-Laws generally provide that a Director, officer or employee of the Registrant shall be indemnified by the Registrant for all expenses and liabilities of legal proceedings brought against him/her by reason of his/her status or service as a Director, officer or employee unless the Director, officer or employee is adjudged not to have acted in good faith in the reasonable belief that his/her action was in the best interest of the Registrant or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such plan. The Registrant's Restated Articles of Organization also incorporate certain provisions permitted under the Massachusetts General Laws relating to the liability of Directors. The provisions eliminate a Director's liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of a Director's duty of loyalty or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or authorization of distributions in violation of the Restated Articles of Organization or of loans to officers or Directors of the Registrant or any transaction from which the Director derived an improper personal benefit. These provisions do not eliminate a Director's duty of care. Moreover, the provisions do not apply to claims against a Director for violations of certain laws, including federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

           4.1 Restated Articles of Organization of the Registrant, incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of the Registrant (Registration No. 32-88734) filed with the SEC on January 29, 1995.

           4.2      By-Laws of Registrant, incorporated by reference to Exhibit
                    3.3 to the Registration Statement on Form S-1 of the Registrant (Registration No. 33-83916) filed with the SEC on September 13, 1994.

           4.3      The Registrant's 1995 Employees' Stock Purchase Plan

           4.4      The Registrant's 1995 Directors Stock Option Plan.

           4.5      The Registrant's 1995 Stock Option Plan

             5 Opinion and Consent of Bingham, Dana & Gould LLP, counsel to the Registrant, with respect to the legality of the shares being registered.

          23.1      Consent of Arthur Andersen LLP.

          23.2      Consent of Bingham, Dana & Gould LLP (included in Exhibit
                    5).

            24 Power of Attorney (included in signature page to Registration Statement).

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

               (4) That, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                  [Remainder of page intentionally left blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 5th day of September, 1995.

                                        ASPEN TECHNOLOGY, INC.


                                        By: /s/ Lawrence B. Evans
                                           ------------------------------------
                                                Lawrence B. Evans, Chairman


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Lawrence B. Evans, Mary A. Palermo, Joel B. Rosen and Sharon A. Turley and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in this Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacity indicated on the 5th day of September, 1996.

         SIGNATURE                                TITLE
         ---------                                -----

/s/ Lawrence B. Evans            Chairman of the Board of Directors and Chief
- -----------------------------    Executive Officer (Principal Executive Officer)
    LAWRENCE B. EVANS

/s/ Mary A. Palermo              Executive Vice President (Principal Accounting
- -----------------------------    Officer and Principal Financial Officer)
    MARY A. PALERMO

/s/ Joseph F. Boston             Director
- -----------------------------
    JOSEPH F. BOSTON

                                 Director
- -----------------------------
    GRESHAM T. BREBACH, JR.

/s/ Douglas R. Brown             Director
- -----------------------------
    DOUGLAS R. BROWN

/s/ Joan C. McArdle              Director
- -----------------------------
    JOAN C. MCARDLE

                                 Director
- -----------------------------
    ALISON ROSS

                                 Director
- -----------------------------
    WILLIAM C. ROUSSEAU



                                     INDEX TO EXHIBITS


EXHIBIT NUMBER                      DESCRIPTION                                     SEQUENTIAL PAGE NO.
- --------------                      -----------                                     -------------------

    4.1 Restated Articles of Organization of the Registrant, incorporated by reference to Exhibit 3.1 to the Registration Statement on Form
               S-1 of the Registrant (Registration No. 32-88734) filed with the SEC on January 29, 1995.

    4.2 By-Laws of Registrant, incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 of the Registrant
               (Registration No. 33-83916) filed with the SEC on September 13,
               1994.

    4.3        The Registrant's 1995 Employees' Stock Purchase Plan

    4.4        The Registrant's 1995 Directors Stock Option Plan.

    4.5        The Registrant's 1995 Stock Option Plan

     5 Opinion and Consent of Bingham, Dana & Gould LLP with respect to the legality of the shares being registered.

   23.1        Consent of Arthur Andersen LLP.

   23.2        Consent of Bingham, Dana & Gould LLP (included in Exhibit 5).

    24         Power of Attorney (included in signature page to Registration
               Statement).